Exhibit 10.1

CONSENT AGREEMENT

Consent Agreement, dated as of February 15, 2007 (this “Agreement”), by and among American Media Operations, Inc. (the “Company”) and each of the parties listed on the signature page hereto (each a “Bondholder”, and collectively, the “Bondholders”), relating to certain proposed amendments to the Indenture, dated as of February 14, 2002, as supplemented by the First Supplemental Indenture, dated as of December 30, 2002, the Second Supplemental Indenture, dated as of January 23, 2003, the Third Supplemental Indenture, dated as of March 17, 2006, the Fourth Supplemental Indenture, dated as of June 26, 2006, the Fifth Supplemental Indenture, dated as of August 18, 2006, and the Sixth Supplemental Indenture, dated as of November 2, 2006 (as amended and supplemented, the “Indenture”), among the Company, the guarantors named therein (the “Note Guarantors”) and HSBC Bank USA, National Association (as successor in interest to JPMorgan Chase Bank, N.A.), a national banking association, as trustee (the “Trustee”).

WHEREAS, each Bondholder beneficially owns the aggregate principal amount of the Company’s 10 1/4% Series B Senior Subordinated Notes due 2009 (the “Notes”) set forth opposite its name on Annex A hereto (such Notes being collectively referred to herein as the “Subject Notes”);

WHEREAS, the Company has publicly announced that it needs to restate its financial statements (the “Restatement”) and, as a result, may be unable to timely satisfy its reporting obligations with respect to its quarterly report on Form 10-Q for the quarter ended December 31, 2005, its annual report on Form 10-K for the year ended March 31, 2006, its quarterly report on Form 10-Q for the quarter ended June 30, 2006, its quarterly report on Form 10-Q for the quarter ended September 30, 2006 and its quarterly report on Form 10-Q for the quarter ended December 31, 2006, in each case pursuant to Section 4.02 of the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Note Guarantors and the Trustee may amend the Indenture or the Notes outstanding thereunder with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding;

WHEREAS, the Bondholders and the Company desire to enter into this Agreement to provide for, among other things, the consent of the Bondholders to the proposed amendments (the “Proposed Amendments”) to the Indenture, as set forth in the Seventh Supplemental Indenture attached hereto as Annex B (the “Supplemental Indenture”), among the Company, the Note Guarantors and the Trustee; and

WHEREAS, as a condition to the willingness of the Company to enter into the Supplemental Indenture, the Company has required that the Bondholders enter into this Agreement.

NOW, THEREFORE, to induce the Company to enter into, and in consideration of the Company’s entering into, the Supplemental Indenture and in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

1. Covenants of the Company. The Company agrees as follows:

(a) Supplemental Indenture. On the Effectiveness Date (as defined below), the Company shall execute and deliver the Supplemental Indenture to the Trustee and shall use its reasonable best efforts to cause the Trustee to execute the Supplemental Indenture.

(b) Consent Fee. Within five (5) business days of the Effectiveness Date, the Company shall pay, in cash, to all Holders of the Notes an amount equal to $1.25 per $1,000 principal amount of Notes (the “Fee”) held by such Holder on February 12, 2007 (the “Record Date”). No accrued interest will be paid on the Fee.

(c) Form 8-K. The Company shall execute and file with the Securities and Exchange Commission (the “SEC”) a Form 8-K describing the transactions contemplated hereby, including as exhibits a copy of this Agreement (excluding all Annexes hereto) and the Supplemental Indenture, within one (1) business day of the Effectiveness Date.

2. Covenants of the Bondholders. Each Bondholder, severally and not jointly, agrees as follows:

(a) Consent of Subject Notes. Each Bondholder hereby (i) approves, ratifies, confirms and consents to, in all respects, the Proposed Amendments and (ii) directs the Trustee to execute and deliver the Supplemental Indenture. Such Bondholder shall not withdraw or revoke (or cause to be withdrawn or revoked) such approval, ratification, confirmation or consent or other approval in connection with the Proposed Amendments unless and until such consent is revoked in accordance with Section 5 hereof.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Bondholders as of the date hereof as follows:

(a) Due Organization. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Due Authorization; Binding Agreement. The Company has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Bondholders) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(c) No Conflicts. None of the execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby and

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compliance with the terms hereof by the Company will conflict with, result in any breach or violation of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under the Company’s certificate of incorporation, bylaws or other governing instruments, any material contractual obligation to which the Company is a party or any provision of any law, order, rule or regulation applicable to the Company, except for any such conflicts, violations, defaults or other occurrences that would not have a material adverse effect on the condition (financial or otherwise) of the Company or prevent, delay or impede the performance by the Company of its obligations under this Agreement. No filing (other than a Form 8-K) with, and no permit, authorization, consent or approval of, any United States court or governmental agency or body or any other entity is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, except where the failure to make such filing or to obtain such permit, authorization, consent or approval would not prevent, delay or impede the performance by the Company of its obligations under this Agreement.

(d) Litigation. There is no action, suit, investigation, complaint or other proceeding pending against the Company or, to the knowledge of the Company, threatened against the Company or any other person or entity that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the exercise by any party or beneficiary of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

4. Representations and Warranties of the Bondholders. Each Bondholder hereby, severally and not jointly, represents and warrants to the Company as of the date hereof as follows:

(a) Due Organization. If other than a natural person, such Bondholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or other power and authority to enter into this Agreement and to consummate the transactions contemplated by, and perform its respective obligations under, this Agreement.

(b) Due Authorization; Binding Agreement. Such Bondholder has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by such Bondholder and (assuming due authorization, execution and delivery by the Company) constitutes the valid and binding obligation of such Bondholder enforceable against such Bondholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(c) No Conflicts. None of the execution and delivery of this Agreement by such Bondholder, the consummation of the transactions contemplated hereby and compliance with the terms hereof by such Bondholder will conflict with, result in

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any breach or violation of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under such Bondholder’s certificate of incorporation, bylaws or other governing instruments, any material contractual obligation to which such Bondholder is a party or any provision of any law, order, rule or regulation applicable to such Bondholder, except for any such conflicts, violations, defaults or other occurrences that would not have a material adverse effect on the condition (financial or otherwise) of such Bondholder or prevent, delay or impede the performance by such Bondholder of its obligations under this Agreement. No trust of which such Bondholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. No filing with, and no permit, authorization, consent or approval of, any United States court or governmental agency or body or any other entity is necessary for the execution of this Agreement by such Bondholder and the consummation by such Bondholder of the transactions contemplated hereby, except where the failure to make such filing or to obtain such permit, authorization, consent or approval would not prevent, delay or impede the performance by such Bondholder of its obligations under this Agreement.

(d) Ownership of the Subject Notes. On the Record Date, such Bondholder was and on the date hereof, the Bondholder is, the beneficial owner of the aggregate principal amount of Notes set forth opposite its name on Annex A hereto (held through the DTC Participant listed on such Annex A). Such Bondholder does not own, beneficially or of record, any Notes of the Company or securities convertible or exchangeable for Notes of the Company other than as set forth on Annex A hereto. Such Bondholder has the sole right and power to vote and dispose of the Subject Notes, and none of such Subject Notes is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer of any of the Subject Notes, except for this Agreement.

(e) Litigation. There is no action, suit, investigation, complaint or other proceeding pending against such Bondholder or, to the knowledge of such Bondholder, threatened against such Bondholder or any other person or entity that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the exercise by any party or beneficiary of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(f) Information. Such Bondholder (i) has been advised by professional, legal and tax advisors of its choosing and has reviewed, or has had the opportunity to review, with the assistance of such advisors, sufficient information (including all documents filed or furnished to the Securities and Exchange Commission by the Company) in order to determine whether or not to grant its approval, ratification, confirmation and consent to the Proposed Amendments and (ii) has had sufficient access to the Company necessary for such Bondholder to make such determination. Such Bondholder acknowledges that the financial statements of the Company are subject to the Restatement, and has granted its approval, ratification, confirmation and consent to the Proposed Amendments with full knowledge of the pending Restatement.

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(g) Tax Matters. Such Bondholder acknowledges that the change in yield on the Notes resulting from the payment of the Fee may result in a deemed exchange for U.S. federal income tax purposes of Notes for new Notes, although the Company does not believe that this will be the case. Although not free from doubt, if the change in yield does result in such a deemed exchange, the Company intends to treat the deemed exchange of the Notes for new Notes as a tax-free recapitalization for U.S. federal income tax purposes. If the deemed exchange qualifies as a tax-free recapitalization and if the Fee is treated as separate consideration, a Bondholder will generally not recognize any gain or loss on the deemed exchange and a Bondholder’s tax basis and holding period in the new Notes will equal such Bondholder’s adjusted tax basis and holding period in the Notes immediately prior to the adoption of the Proposed Amendments. Such Bondholder further acknowledges that regardless of whether any deemed exchange qualifies as a tax-free recapitalization, depending on the issue price assigned to the new Notes, a deemed exchange could result in the creation of original issue discount with respect to the new Notes that, subject to certain offsets, would be includable in the income of a Bondholder subject to U.S. federal income tax on a net income basis over the remaining term of the new Notes in advance of the receipt of cash attributable to such income. Bondholders should consult their own tax advisors regarding the foregoing matters in light of their particular circumstances.

5. Revocation of Consents. The consent granted pursuant to Section 2 hereof shall become null and void and have no further effect if the Supplemental Indenture is not executed by the Company and delivered to the Trustee on the Effectiveness Date. Nothing in this Section 5 shall relieve any party of liability for breach of this Agreement.

6. General Provisions.

(a) Effectiveness of this Agreement. The obligations of the Company pursuant to Section 1 hereof shall become effective on the date (the “Effectiveness Date”) the Company receives (i) the consent to the Proposed Amendments of the holders of not less than a majority of the aggregate principal amount of outstanding Notes and (ii) the consent of the holders of not less than a majority of the aggregate principal amount of the Company’s outstanding 8 7/8% Senior Subordinated Notes due 2011 (the “2011 Notes”) to amendments to the indenture pursuant to which the 2011 Notes were issued substantially similar to the Proposed Amendments, and, in each case, on such date the holders of the Notes and the 2011 Notes shall no longer have the right to revoke such consent except in accordance with Section 5 hereof.

(b) Amendments, etc. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by any of the Bondholders or the Company from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by all the Bondholders party hereto and the Company, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

(c) Disclosure. Each Bondholder hereby consents to public disclosure, including in a press release and a Form 8-K to be filed with the SEC, of the identity

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of such Bondholder, the aggregate principal amount of Notes that will be bound by this Agreement and the nature of its commitments, arrangements and understandings pursuant to this Agreement. Each Bondholder agrees that it shall not make any public announcement or public disclosure regarding this Agreement or the transactions contemplated herein (except to the extent required by applicable law or legal process) without the prior written consent of the Company.

(d) Confidentiality. The Company shall, and shall cause its affiliates to, keep the principal amount of Notes beneficially owned by each Bondholder party hereto strictly confidential; provided, however, that (i) the aggregate principal amount of Notes beneficially owned by the Bondholders party hereto may be disclosed and (ii) the principal amount of Notes beneficially owned by any Bondholder may only be disclosed (A) with the written consent of such Bondholder; (B) to affiliates, directors, officers, employees and agents of the Company, including legal counsel, the Trustee and other persons reasonably required in order to enter into the Supplemental Indenture, (C) to the extent required by law, including securities laws, or by subpoena or similar legal process, provided, if appropriate, that the non-disclosing parties have been given an opportunity to defend, limit or protect such disclosure, (D) in connection with any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or (E) to the extent such terms (x) become publicly available other than as a result of a breach of this Section 6(d) or (y) become available to the disclosing party on a non-confidential basis from a source other than the non-disclosing parties.

(e) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Company at 1000 American Media Way, Boca Raton, Florida 33464, Attention: Chief Financial Officer, Telephone: (561) 997-7733, Facsimile: (561) 998-7492, with a copy to Ken Wallach at Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Telephone (212) 455-2000, Facsimile: (212) 455-2502, and to each Bondholder at the address set forth under such Bondholder’s name in Annex A hereto (or at such other address for a party as shall be specified by like notice).

(f) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(h) Entire Agreement. This Agreement embodies the entire agreement and understanding of the Bondholders and the Company, and supersedes all prior agreements or understandings, with respect to the subject matter of this Agreement. Notwithstanding the foregoing, capitalized terms used but not defined in this Agreement have the meanings assigned to such terms in the Indenture.

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(i) Specific Performance; Enforcement. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties agree that they shall be entitled to enforce specifically the terms and provisions of this Agreement in the courts of the State of New York and any Federal court, sitting in the state of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of New York or a New York state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

(j) Counterparts; Facsimile. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile signatures of the parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

AMERICAN MEDIA OPERATIONS, INC.

By:	/s/ Michael Kahane
	Name:	Michael Kahane
	Title:	Executive Vice President, General Counsel & Secretary

[2009 Consent Agreement Signature Page]

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

STONEGATE CAPITAL MANAGEMENT, LLC
For and on behalf of Stonegate Credit Opportunities
Master Fund, Ltd.
JWS CBO 2000-1, Ltd.

By :	/s/ Brian Hessel
Name:	Brian Hessel
Title:	Managing Partner

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

Capital Research and Management Company

Capital Research and Management Company, on behalf of the funds listed below:

American High Income Trust

The Bond Fund Of America, Inc.

The Income Fund Of America, Inc.

American Funds Insurance Series –

    High-income Bond Fund

American Funds Insurance Series –

    Asset Allocation Fund

Capital World Bond Fund, Inc.
American Funds Insurance Services – Global Bond Fund

By:	/s/ Gordon Crawford
Name:	Gordon Crawford
Title:	Senior Vice President

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

PRESIDENT & FELLOWS OF HARVARD COLLEGE

By:	Regiment Capital Management, LLC as its Investment Advisor

By:	Regiment Capital Advisors, LP its Manager and pursuant to delegated authority

By:	/s/ Mark A. Brostowski
Mark A. Brostowski
Authorized Signatory

REGIMENT CAPITAL, LTD

By:	Regiment Capital Management, LLC as its Investment Advisor

By:	Regiment Capital Advisors, LP its Manager and pursuant to delegated authority

By:	/s/ Mark A. Brostowski
Name:	Mark A. Brostowski
Title:	Authorized Signatory

XL Investment Management Ltd

By:	Regiment Capital Management, LLC as its Investment Advisor

By:	Regiment Capital Advisors, LP its Manager and pursuant to delegated authority

By:	/s/ Mark A. Brostowski
Mark A. Brostowski
Authorized Signatory

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

MUZINICH & Co.

FOR AND ON BEHALF OF:

AMERICAYIELD

EIF HIGH YIELD FUND

HEDGEYIELD

ICI PENSION SCHEME

LYXOR/MUZINICH HEDGE

SCANDINAVIAN TRUST S.A.

PENATES A LIMITED

SEB INVEST (INSTITUTIONAL)

SEB INVEST (COPENHAGEN)

SKANDIA UK HIGH YIELD

TRANSATLANTC YIELD

XAVEX

By:	/s/ Michael Ludwig
Name:	Michael Ludwig
Title:	CFO, Muzinich & Co., Inc. as Registered Investment Advisor

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

The Prudential Insurance Company of America

By:	Prudential Investment Management, Inc., as Investment Advisor

By:	/s/ George W. Edwards
Name:	George W. Edwards
Title :	Vice President

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

Evergreen Managed Income Fund Evergreen Income Advantage Fund Evergreen Strategic Income Fund Evergreen VA Strategic Income Fund

/s/ Raphael Leemon
Name:	Raphael Leemon
Title:	Senior Research Analyst

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

Post Advisory Group, LLC As Investment Manager to the Funds and Accounts Listed on Annex A

By:	/s/ Lawrence A. Post
Name:	Lawrence A. Post
Title :	Chief Investment Officer

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

Mellon Trust of New England, N.A.

By:	/s/ Alisia Pugh
Name:	Alisia Pugh
Title :	Officer

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

OPPENHEIMER FUNDS, INC., as Sub-Adviser to each of ATLAS STRATEGIC INCOME FUND, ING
OPPENHEIMER STRATEGIC INCOME PORTFOLIO and MASSMUTUAL PREMIER STRATEGIC INCOME FUND

By:	/s/ Thomas Swaney
Name:	Thomas Swaney
Title:	Portfolio Manager

OPPENHEIMER FUNDS, INC. as Investment Adviser to each of OPPENHEIMER CHAMPION INCOME FUND,
OPPENHEIMER STRATEGIC INCOME FUND,
OPPENHEIMER STRATEGIC BOND FUND/VA and
OPPENHEIMER HIGH INCOME FUND/VA

By:	/s/ Thomas Swaney
Name:	Thomas Swaney
Title:	Portfolio Manager

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

Credit Suisse Securities (USA) LLC

By:	/s/ Chris Campbell
Name:	Chris Campbell
Title:	Director

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

Highland Special Opportunities Holding Company

By:	/s/ James Plohg
Name:	James Plohg
Title:	Assistant Secretary of Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

Highland CDO Opportunity Fund, Ltd.

By:	Highland Capital Management L.P. As Collateral Manager

By:	Strand Advisers, Its General Partner

By:	/s/ James Plohg
Name:	James Plohg
Title:	Assistant Secretary of Strand Advisers, Inc., General Partner of Highland Capital Management, L.P.

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

Highland Crusader Offshore Partners, L.P.

By: Highland Crusader Fund, GP, L.P., its General Partner

By: Highland Crusader GP, LLC, its General Partner

By: Highland Capital Management, L.P., its Sole Member

By: Strand Advisers, its General Partner

By:	/s/ James Plohg
Name: James Plohg
Title: Assistant Secretary of Strand Advisers, Inc., General Partner of Highland Capital Management, L.P.

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

AIRLIE OPPORTUNITY MASTER FUND LTD

For and on behalf of:
Wilshire Airlie Opportunity

By:	/s/ Seth Cameron
Name:	Seth Cameron
Title:	Authorized Signatory

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

The Northern Trust Company

By:	/s/ Robert Valentin
Name:	Robert Valentin
Title:	2nd VP

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

Babson Capital Management, LLC.

For and on behalf of:
Perseus-CBO
Antares Funding, L.P.
SAGIC Diversified Bond
MassMutual Premier Diversified Bond
MassMutual Premier High Yield
Babson Capital High Yield LLC
Marquis High Yield U.S. Bond Pool Fund
Cascade Investments LLC– High Yield Separate Account
Winterset Fund

By:	/s/ Lori Mission
Name:	Lori Mission
Title:	Associate Director

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

Goldman Sachs Asset Management

For and on behalf of:

GS Global Opportunities Fund Onshore- HY

GS Global Opportunities Fund Offshore- HY

GS Global OPPS Special Situations Onshore

GS Global OPPS Special Situations Offshore

By:	/s/ David Chan
Name: David Chan
Title: Analyst

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

Angelo, Gordon & Co., L.P., Investment Manager

For and on behalf of:

AG CNG FUND, L.P.

AG MM, L.P.

PHS BAY COLONY FUND, L.P.

AG CAPITAL RECOVERY V MASTER ACCOUNT LP

AG ELEVEN PARTNERS, L.P.

GAM ARBITRAGE INVESTMENTS, INC.

AG GARDEN PARTNERS, L.P.

AG SUPER FUND INTERNATIONAL PARTNERS, L.P.

NUTMEG PARTNERS, L.P.

PHS PATRIOT FUND, L.P.

AG PRINCESS, L.P.

AG SUPER FUND, L.P.

By:	/s/ John R. Wekselblatt
Name:	John R. Wekselblatt
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

CUSTODIAL TRUST COMPANY NEW JERSEY For and on behalf of: Battery Park High Yield OPP Master Fund LTD Battery Park High Yield Long Short Fund

By:	/s/ Jamie Silver
Name:	Jamie Silver
Title:	Authorized Signature

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

CUSTODIAL TRUST COMPANY NEW JERSEY For and on behalf of: Blackport Capital Fund

By:	/s/ Jamie Silver
Name:	Jamie Silver
Title:	Authorized Signature

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

Putnam Investments

By:	/s/ Robert J. Black
Name:	Robert J. Black
Title:	Putnam Corp. Actions Spvsr.

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

MADISON RIDGE MASTER FUND, LTD For and on behalf of: MADISON RIDGE CAPITAL, LLC

By:	/s/ Andrew Lee
Name:	Andrew Lee
Title:	PRINCIPAL, MADISON RIDGE CAPITAL, LLC AS INVESTMENT MANAGER FOR MADISON RIDGE MASTER FUND, LTD.

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

Sankaty Advisors, Inc., as Collateral Manager for Brant Point CBO 1999-1 LTD., as Term Lender

By:	/s/ Alan K. Halienger
Name:	Alan K. Halienger
Title:	Chief Compliance Officer Assistant Secretary

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

Chatham Asset High Yield Master Fund, Ltd.

By:	/s/ Anthony Melchiorre
Name:	Anthony Melchiorre
Title:	Managing Member

IN WITNESS WHEREOF, the Company and each Bondholder has caused this Agreement to be executed on its behalf as of the date first written above.

LEHMAN BROTHERS INC.

By:	/s/ D. Berg
Name:	D. Berg
Title:	Authorized Signature